UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                 AMENDMENT NO. 1


Filed by the Registrant [x] Filed by a Party other than Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                             The Deltona Corporation

- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required

[x] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  Common Stock, $1.00 Par Value

         2)       Aggregate number of securities to which transaction applies:

                  4,044,277

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  $200,000.00*

* The price per unit is the product of the pre-reverse split price of $0.40 per share to be paid for fractional shares and the reverse split ratio of 500,000 ($0.40 x 500,000 = $200,000.00).

         4)       Proposed maximum aggregate value of transaction:

                  $1,617,711

         5)       Total fee paid:

                  $323.54

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                   PRELIMINARY

                             THE DELTONA CORPORATION
                           8014 S.W. 135TH STREET ROAD
                                 OCALA, FL 34470
                                 (352) 307-8100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ________________, 2002

As a shareholder of The Deltona Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the Woodland Pavilion, 312 Marion Oaks Boulevard, Marion Oaks, Florida 34473 on _________, 2002, at 9:30 AM, local time, for the following purposes:

     1. To consider and act upon a Reverse Stock Split of the Company's Company's common stock that would result in the shareholders receiving one share of our common stock for every 500,000 shares of our common stock that they currently own. The Reverse Stock Split and related cash purchase by the Company of fractional shares resulting from the reverse stock split is proposed to take the Company private.

     2. To consider and act upon an amendment to the Company's Articles of Incorporation to reduce the Company's authorized common stock from 15,000,000 shares to 30 authorized shares, which is in proportion to the Reverse Stock Split.

     3. To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     4. To consider a proposal to appoint James Moore & Co., P.L. as the Company's auditors for the fiscal year ending December 31, 2002, subject to the discretion of the Board of Directors. 5. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on _____________, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only shareholders at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

You are  cordially  invited to attend the meeting.  HOWEVER,  WHETHER OR NOT YOU
EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a shareholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Annual Meeting and casting your vote, each as specified in the enclosed proxy statement.

                                   By order of the Board of Directors

                                   /s/ Sharon J. Hummerhielm
                                   Executive Vice President and
                                   Corporate Secretary

Ocala, Florida

                             YOUR VOTE IS IMPORTANT.
                 PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
                      PROXY CARD IN THE ENVELOPE PROVIDED.

                                   PRELIMINARY

                             THE DELTONA CORPORATION
                                 PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD _____________, 2002

TO OUR SHAREHOLDERS:

This Proxy Statement is furnished to the shareholders of The Deltona Corporation (the "Company") for use at an Annual Meeting of Shareholders on ____________, 2002, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted as follows:

1. FOR the approval of a Reverse Stock Split of the Company's common stock that would result in the shareholders receiving one share of our common stock for every 500,000 shares of our common stock that they currently own. The Reverse Stock Split and related cash purchase by the Company of fractional shares resulting from the reverse stock split is proposed to take the Company private.

2. FOR the approval of an amendment to the Company's Articles of Incorporation to reduce the Company's authorized common stock from 15,000,000 shares to 30 authorized shares which is in proportion to the Reverse Stock Split

3. FOR the election of all five nominees:  Antony Gram; Christel DeWilde; George
W. Fischer; Rudy Gram; and Thomas B. McNeill if no direction to the contrary is given.

4. FOR the appointment of James Moore & Co., P.L. as auditors for the fiscal year ending December 31, 2002, subject to the discretion of the Board of Directors. . 5. The proxies will be voted in accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

6. In the event the Reverse Stock Split is approved, fractional shares will be purchased from holders at a rate of $.40 per share of existing stock. Two shareholders, Yasawa Holdings, N.V., a Netherlands Antilles corporation, and
Selex International, B.V., a Netherlands corporation, both of which are controlled by Antony Gram, an officer and director of the Company, will cause the shares owned or controlled by them, 9,919,041 shares or 73.23% of the outstanding shares, to be voted in favor of the reverse stock split, the proposed amendment to the Company's Articles of Incorporation and for the election of the proposed board of directors. As a result, approval of these matters is assured. Antony Gram is Chairman of the Board of Directors, President and CEO of the Company.

Our 2001 Form 10K (Annual Report), including audited financial statements as of December 31, 2001, accompanies this Notice of Meeting and the attached Proxy Statement.

The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on ______________, 2002 (the "Record Date"). A list of all stockholders of record as of __________________2002, the record date for the Annual Meeting, will be available from _____ through ________ for any stockholder to examine at our Miami office, 999 Brickell Avenue, Suite 700, Miami, Florida 33131, and at our headquarters in Ocala at 8014 SW 135th Street Road, Ocala, Florida 34473. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is ___________, 2002. The principal executive offices of the Company are located at 8014 S.W. 135th Street Road, Ocala, Florida.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTIONS, PASSED ON THE MERITS OF THE

PROPOSED  TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY
OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                                 SPECIAL FACTORS

PURPOSES, ALTERNATIVES, REASONS AND EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT AND REDUCTION OF AUTHORIZED SHARES

Purposes. The 500,000 for one Reverse Stock Split, purchase of fractional shares and reduction of the number of authorized shares have been unanimously approved by our Board of Directors and are proposed to take us private by reducing the number of shareholders of record to less than 300, thereby: (i) relieving us of the costs of filing public documents; (ii) allowing us more flexibility to explore strategic alternatives; and (iii) permitting unaffiliated shareholders to liquidate their shares.

The Board of Directors believes that because of the Company's losses over several years, the Existing Common Stock has remained very thinly traded and has provided little liquidity for the Company's shareholders, particularly those shareholders with larger equity positions in the Company. In addition, because of the low trading volume and illiquidity of the Existing Common Stock, the Company has not been able to utilize the shares as a source of financing for its capital needs. For these reasons the Company has not been able to realize the principal benefits of public ownership and the Company's management expects no change in the situation regarding the Existing Common Stock for the foreseeable future.

The Board of Directors also believes that there are considerable costs and detriments to the Company in remaining a public reporting company. As part of its registration under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of common shares include lower printing and mailing costs; less complicated disclosure due to the company's private status; reduction in direct expenses such as word processing, EDGARizing, telephone and telefax charges associated with Securities and Exchange Commission filings; and elimination of the charges of brokers and transfer agents in forwarding materials to beneficial owners. The Company also believes that there will be a reduction in audit fees.

The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review such Exchange Act filings. Ceasing registration of the common stock will reduce or eliminate these costs.

Based on its experience in prior years, the Company's direct costs, which include a portion of the fees and expenses of independent auditors, printing, mailing and SEC filing fees are estimated at approximately $95,000 annually. This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. It is expected that any savings will not be realized until the fiscal year ending December 31, 2003. However, the Company cannot guarantee that the benefits of going private will be accomplished as rapidly as currently expected, or at all.

If the Reverse Stock Split is approved and implemented, the number of shareholders of record of the Company's common shares will be reduced to two. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Annual Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end once the Company's securities are no longer registered under the Exchange Act, and the Company's common stock will no longer be quoted on the OTC Bulletin Board, where it currently is quoted.

The Company's Existing Common Stock was traded on the New York and Pacific Stock Exchanges under the symbol DLT until April 6, 1994, when the Company's stock was formally suspended from trading. The stock was subsequently delisted from both exchanges. Since August 31, 1994, the Company's existing common stock was traded on a limited basis in the over-the-counter markets.

The 1994 delisting of the Existing Common Stock resulted in progressively less trading activity in the Company's Existing Common Stock, less liquidity for its shareholders and diminished opportunities for future equity financing of the Company's capital requirements. While a relisting of the Existing Common Stock on the NASDAQ SmallCap Market System or the NASDAQ National Market System would be desirable, such a relisting with either market system would require the Company's compliance with much more stringent market price and market value criteria that the Company currently does not meet.

The Company's management does not expect the Existing Common Stock to meet the relisting criteria of either market system in the foreseeable future.

Upon the approval of the reverse stock split, the Company will have two beneficial stockholders and there will be no market for the Company's shares.

In consideration of the aforementioned reasons, the Company's Board of Directors
on  December  13,  2002,   approved,   subject  to  approval  by  the  Company's
shareholders, a proposal to effect the Reverse Stock Split and the Amendment.

Alternatives. The Board of Directors considered several alternatives to the proposed reverse stock split and related amendment to the Articles of Incorporation reducing the number of authorized shares (the "related amendment"). The Board considered a reverse split ratio which would have allowed the Company to become a private company having fewer than 300 shareholder but more retaining more than two shareholders. The Board rejected this alternative as being unfair to the remaining larger unaffiliated shareholders who would then no longer have even a limited market in which to sell their shares, thereby effectively denying such shareholders the value of their shares until such time as the Company were to pay dividends or the assets of the Company were sold. The Board also considered the alternative that the Company make a tender offer for its shares. The Board rejected this alternative because it did not present any advantages over a reverse stock split.

The reverse stock split and related amendment are structured in such a way that following the approval of the reverse stock split and related amendment only the two largest shareholders of the Company will remain, Yasawa Holdings, N.V.
("Yasawa")and Selex International, B.V. ("Selex"). Yasawa and Selex are controlled by Antony Gram, thus making two (2) beneficial owners following the revised stock split. The Company presently requires an annual capital infusion of approximately $4,000,000. The Company's public status has not aided the Company in funding its continuing capital requirements. Such funds have been provided most recently by Swan Development, a company owned and controlled by Antony Gram. The market for the Company's stock has been relatively inactive with long periods transpiring in which no Company stock is traded. The Company's public status has minimal benefit to the Company and its shareholders and incurs an annual expense of approximately $95,000 which does not take into account the time officers, directors and other employees allocated to the Company with SEC regulations.

Interests of Certain Persons. Antony Gram is the beneficial owner of a majority of the outstanding shares of the Company and is the President, CEO and Chairman of the Board of Directors of the Company. As such, he is able to dictate the Company's actions. Antony Gram, through his holdings in Yasawa and Selex, will be the sole beneficial holder of the remaining shares of the Company.

Reasons and Effects. At the Board of Directors' May 8, 2001 meeting, management expressed its view that the Company and its shareholders are deriving little benefit from the Company's being a public company. The Company is incurring considerable costs to maintain this status.

The Board considered the advantages and disadvantages of being a private company and unanimously directed management to conduct a preliminary cost and feasibility study of going private, including a determination of the rights of dissenting shareholders.

Subsequently Company management met with outside legal counsel to discuss a Reverse Stock Split as well as other options for taking the Company private. After discussion with legal counsel and other advisors of the options available, management determined that a Reverse Stock Split was the most feasible in the Company's current situation. By direction of the Board of Directors, management engaged legal counsel and financial advisor to assist the Company in pursuing the proposed Reverse Stock Split.

At the Board of Directors' December 13, 2001, meeting, management reported that taking the Company private could be accomplished through the process of going private through a Reverse Stock Split, with cash being paid for fractional shares that result. The Board reconfirmed unanimously its agreement that it would be in the Company's best interest to go private, and directed management to identify the issues involved in a Reverse Stock Split. Management reported that a 500,000:1 Reverse Stock Split to take the number of shareholders of record below 300 had been evaluated, and that in management's opinion the 500,000:1 ratio was preferable in order to avoid discriminating against larger unaffiliated shareholders.

In consideration of management's evaluation, the Board authorized a 500,000:1 Reverse Stock Split, subject to the approval of the Company's shareholders.

The board reviewed the duties of the Board of Directors under Delaware law in evaluating a reverse stock split and discussed the preparation of documents to be filed with the SEC in this regard. Also at this meeting, the board considered the fairness opinion of the Miller Advisory Group wherein a price of $200,000.00 per share on a post-split basis ($.40 per share on a pre-split basis) to be paid for fractional shares resulting from a 500,000:1 Reverse Stock Split was determined to be fair to those shareholders receiving such payment for fractional shares.

The Board then discussed the fairness of the Reverse Stock Split to the shareholders who will receive New Common Stock. Because of the cost savings associated with no longer being a public company and the perceived greater prospects going forward for expanded strategic alternatives, the Board concluded that a reverse stock split would be fair to such shareholders. The Board considered that during the preceding thirty-six month period, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company. The Company during this period did not solicit any third party offers to merge or acquire the Company, nor did it authorize any member of the Board of Directors or unaffiliated party to do so. After the completion of the presentations and discussions, the Board approved a 500,000:1 Reverse Stock Split with $0.40 per pre-split share being paid for all Fractional Shares resulting, and all corporate actions necessary in connection with these undertakings, was approved unanimously to be placed for a vote before the Company's shareholders at their 2002 Annual Meeting.

The Company and its Board of Directors is proposing the Reverse Stock Split at this time because:

          o The Company incurred an operating loss for the years 1998, 1999 and 2000; and

          o The cost of remaining a public company continues to grow while no corresponding benefit to the Company and its shareholders is expected in the foreseeable future.

          o    The market for the Company's shares is extremely limited.

Failure to approve the Reverse Stock Split will sustain the Company's costs of being a public company without corresponding benefit. The Company had 13,544,277 shares of common stock issued on the Record Date. If the Proposed Reverse Stock Split and the Proposed Amendment to the Articles of Incorporation are approved and implemented, each share of Existing Common Stock will automatically be reclassified into 0.000002 of a fully paid and non-assessable share of New Common Stock without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date if the Reverse Stock Split is approved, the currently outstanding shares of Existing Common Stock will be converted into approximately 27 shares of New Common Stock. The Company estimates that approximately 1,763 shareholders will hold fractional shares after the Reverse Stock Split, which fractional shares will be purchased at a total cost of approximately $1,617,711 or $0.40 per share for each of the 4,044,277 pre-split shares.

Adoption of the reverse stock split and related amendment are assured in view of Mr. Antony Gram's statement that he intends to cause shares controlled by them to be voted in favor of both proposals. The effect of the reverse stock split and related amendment will be to purchase the shares of all shareholders not affiliated with Mr. Antony Gram for a price of $.40 per share on a pre-split basis.

FAIRNESS OF THE PROPOSED REVERSE STOCK SPLIT

The Board of Directors of the Company and Mr. Antony Gram individually, believe that the proposed reverse split and related amendment to the Articles of Incorporation is fair to the unaffiliated shareholders of the Company and is fair to and in the best interest of the Company. The proposed reverse split and related amendment to the Articles of Incorporation have not been structured so that approval of a least a majority of unaffiliated security holders is required. A majority of directors who are not employees of the Company have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the proposed reverse split or of preparing a report concerning the fairness of the transaction. The proposed reverse split was approved by a majority of the directors of the Company, excluding Antony Gram and directors who are not employees of the Company. The Company has not received a firm offer during the past two years to merge or consolidate the Company with or into another company or visa versa, to sell or transfer all or any substantial part of the assets of the Company, or to sell sufficient securities that would enable the holder to exercise control of the subject company. The Company did have initial discussions with a potential buyers of the Company's Sunny Hill Development, in 2001 and in prior years, but was unable to reach an agreement regarding all material terms.

The Board did not consider any factors that weighed against the fairness of the Proposed Stock Split. The belief of the Company and of Antony Gram that the proposed reverse split and related amendment to the Articles of Incorporation is fair and the consideration offered to unaffiliated security holders constitute fair value is based on consideration of a number of factors, including the following:

Liquidation Value. In considering the fairness of the Proposed Reverse Stock Split, the liquidation value of the Company was given little weight by the Board of Directors because of the cost of development of the land and the absence of potential buyers for the Company's unimproved land. The Company's total liabilities exceeded its total assets by $8,317,000 and $8,839,000 as of December 31, 2001 and 2000, respectively. The Company's debt was approximately $10,277,000 and $10,972,000 as of December 31, 2001 and 2000, respectively.
While land inventory is reflected at cost, rather than fair market value, development costs and the illiquidity of the undeveloped land, the value of all real estate in its present state is insufficient to give the Company has a significant liquidation value.

As of December 31, 2001, the real property labeled "Inventories" in the Company's financial statements represents the following: "Unimproved" land is primarily comprised of land which may not be resold because it is either undevelopable or is common or recreational area. Land in various stages of development  includes  the  majority  of the  Sunny  Hills  development  (12,536 undeveloped lots) and a portion of the Marion Oaks subdivision (2,071 undeveloped lots). These lots are generally undeveloped, requiring roads, drainage and the like. Before lots can be sold on the retail market, they must developed with roads and drainage. The value of the real property is shown at cost. Historically, the cost to develop these lots has been recognized by the Company as $3,500 per lot. On this basis, the cost to develop the 12,536 undeveloped lots in the Sunny Hills development would be estimated at approximately $43,876,000 and to develop the 2,071 undeveloped lots in the Marion Oaks subdivision would be estimated at approximately $7,248,500. "Fully improved" land reflects these development costs. As of December 31, 2001, the Sunny Hills development has 685 developed lots and the Marion Oaks subdivision has 1,024 developed lots. The Company also owns a negligible number of lots in other locations.

Offers to Purchase the Company. The Company has not received any firm offer to purchase all or a substantial part of the Company's assets or to merge the Company during the last five years. The Company did have initial discussions with potential buyers of the Company's Sunny Hill Development in 2001 and in prior years, but was unable to reach an agreement regarding all material terms.

Going Concern Value of the Company. In considering the fairness of the Proposed Reverse Stock Split, the Board of Directors gave little weight to the going concern value of the Company in light of the financial requirements presented by the Company's negative cash flow, the development cost of its inventoried real property. The Company's statements of consolidated cash flows as of December 31, 2000, and December 31, 2001, reflect that the Company lacks sufficient cash flow to pay its operating obligations as they come due. Based on the December 31, 2001 Statements of Consolidated Cash Flows, any purchaser of the Company as a going concern would be required to inject approximately $4,000,000 per year to maintain the business in its present state.

Historic and Current Market Price in the Company's Stock. The Board gave the greatest consideration to the current and historic market value of the Company's common stock, the value of which has averaged well under the $.40 per share over the last 60 months. The market value of the Company's stock on December 31, 2001, was $0.35 per share and as of July 22, 2002, was $0.30 per share. The historic market value of the Existing Common Stock ranged between a high of $0.687 and a low of $0.062 for the 58-month period January 1997 to October 2001. The trading volume of the Company's common shares has been relatively thin. The total number of shares traded in 2001 was 505,100; 714,300 for 2000; 757,500 for 1999; and 662,800 for 1998. Over this period, there were weeks in which no shares of the stock were traded. For example, during the month of October 2001, only 500 shares were traded. A significant amount of the stock purchases were made by Rudy Gram. Without those purchases, the Board believed the stock price most likely would have been far less.

REPORTS, APPRAISALS AND NEGOTIATIONS

On September 5, 2001, the Board of Directors retained Miller Advisory Group ("Miller") to act as its financial advisor and to render an opinion with respect to fairness, from a financial point of view to the company shareholders of the proposed purchase price for fractional shares ("Opinion"). In requesting
Miller's fairness opinion, the Board of Directors did not give any special instructions to Miller or impose any limitations upon the scope of the investigations that Miller deemed necessary to enable it to deliver its Opinion.

The Company received an Opinion from an outside party relating to the fairness of the consideration to be offered to unaffiliated shareholders from Miller dated March 5, 2002. The Opinion stated that the purchase price of $.40 per share for fractional shares of the Company's common stock was fair from a financial point of view to the unaffiliated shareholders of the Company. Miller was selected by the Board of Directors because Miller had previously provided financial services to the Company in 1997 concerning the transaction in which stockholders, other than Selex and Yasawa, voted to approve a debt restructuring that gave Selex and Yasawa its 73.23% share ownership, which it presently has, and because the Board of Directors considered Miller to be qualified to render an Opinion with regard to the fairness of the proposed reverse split by virtue of Ronald L.

Miller's background. The Company has not had any material relationship in the past two years with Miller or with Ronald L. Miller other than the engagement to render the Opinion with regard to the proposed reverse split and none is contemplated. The Board of Directors determined the amount of consideration to be paid and requested Miller's Opinion as to whether the proposed stock split and resulting purchase of fractional shares would be fair to the unaffiliated shareholders of the Company. Miller was first engaged to render the Opinion September 5, 2001, and has been compensated for such Opinion in the amount of $27,500 plus accountable expenses not to exceed $2,500. Miller's Opinion and the letter in support of its Opinion accompany this Proxy Statement. Miller's Opinion was based on interviews with Sharon J. Hummerhielm, Executive Vice President and Corporate Secretary and John R. Battle, Treasurer until June 7, 2002, as well as a review of the Company's Proxy Statements and Annual Meeting Notices for the years 2000 and 2001, Forms 10-K for the year ending December 31, 1999, and the year ending December 31, 2000, and Forms 10-Q for quarters ending March 31, 2001, June 30, 2001, and September 30, 2001. Additionally, Miller reviewed historical charts of the Company's stock performance and activity, a list of stock purchases by Rudy Gram for the period of September 30, 1996 to June 6, 2001 and insider trading reports. Miller's conclusion was that the transaction was fair. In reaching this conclusion, Miller gave little weight to the going concern value of the Company in view of the fact that it was operating at a cash flow deficit of approximately $4 million per year and gave no weight to the liquidation value of the Company in view of the scarcity of potential buyers for the property owned by the Company and the cost of developing the land owned by the Company. Miller gave greatest consideration to the current and historic market value of the Company's common stock, the value of which has averaged well under $.40 per share for the last 60 months.

A copy of the Opinion is attached as Exhibit 1 and should be read in its entirety by the Company's shareholders.

                               SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the Reverse Stock Split, as well as the consequent amendments to our Articles of Incorporation, you should carefully read this entire document, its attachments and the other documents to which we refer.

WHAT WILL I RECEIVE IF THE REVERSE STOCK SPLIT IS APPROVED?

If the Reverse Stock Split is approved by the shareholders and implemented:

          o Shareholders owning fewer than 500,000 shares will receive $.40 for each share presently held by them. Following the Proposed Reverse Stock Split, two shareholders, Yasawa and Selex which are controlled by Antony Gram and which own more than 500,000 shares each, will remain. Antony Gram Intends to vote in favor of the reverse stock split, assuring its adoption.

          o The procedure for this exchange is described below under the caption "PROPOSAL ONE--Exchange of Certificates and Payment of Fractional Shares".

          o No new certificates representing fractional shares will be issued. Instead, fractional shares will be purchased from holders at a rate of $200,000.00 per whole share of new common stock. This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. We estimate that up to an aggregate of approximately $1,617,711 will be paid to approximately 1,763 of our shareholders for their resulting fractional shares.

               The payment of cash in lieu of fractional shares is described below under the caption "PROPOSAL ONE--Exchange of Certificates and Payment of Fractional Shares".

HOW WILL THE ARTICLES OF INCORPORATION BE AMENDED?

          o Our Articles of Incorporation will be amended to reduce the number of authorized shares of our common stock in the same 500,000 for one ratio, from 15,000,000 shares to 30 authorized shares, which is in proportion to the Reverse Stock Split.

               The reduction in the number of authorized common shares is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation".

WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE REVERSE STOCK SPLIT AND THE REDUCTION OF AUTHORIZED SHARES?

         O Advantages. All but the majority of shares controlled by Antony Gram will be purchased at $.40 per share allowing investors to liquidate their investments. The reduction in the number of shareholders will allow the Company to deregister as a public company.

         O Disadvantages. Most existing shareholders will no longer own shares in the Company.

WHAT CONFLICTS OF INTEREST EXIST?

         O Antony Gram is the beneficial owner of a majority of the outstanding shares of the Company and is the President, CEO and Chairman of the Board of Directors of the Company. As such, he is able to dictate the Company's actions. Selex and Yasawa and Antony Gram through his ownership in each will be the sole beneficial holders of the remaining shares of the Company.

WHAT DOES "GOING PRIVATE" MEAN?

          o There will then be two record shareholders remaining, less than 300 shareholders of record of our common stock and registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated, resulting in the delisting for our common stock from the OTC Bulletin Board.

          o Going private is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation".

          o If the Reverse Stock Split is approved, we would not have to provide our shareholders with information that we currently provide, such as annual, quarterly and other reports required to be filed by us with the Securities and Exchange Commission (the "SEC").

          o    Our  common  stock  will no longer be quoted on the OTC  Bulletin
               Board, and there may be no public market for the new common stock.

          o The delisting of our common stock is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation."

ARE THE REVERSE STOCK SPLIT AND REDUCTION OF AUTHORIZED SHARES FAIR TO SHAREHOLDERS WHOSE INTERESTS IN DELTONA WILL BE PURCHASED?

          O The Board of Directors believes the reverse split and purchase of fractional shares at $.40 per share is fair to shareholders unaffiliated with Antony Gram.

          O    The  Board of  Directors  has  reviewed  the  opinion  of  Miller
               Advisory   Group  that  the  reverse   stock  split  is  fair  to
               unaffiliated shareholders.

DO I HAVE APPRAISAL OR DISSENTER'S RIGHTS?

          o Under Delaware law, the law governing the Reverse Stock Split, you do not have the right to demand the appraised value of your shares (dissenter's rights) if you vote against the proposed transaction. Your rights are described under "PROPOSAL ONE--Appraisal Rights and Dissenter's Rights."

WHAT ARE THE TAX IMPLICATIONS OF THE REVERSE STOCK SPLIT?

          O Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

                           FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and actual results could differ materially than those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Proxy Statement describe factors that could contribute to or cause such differences.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of, the Company in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "Available Information."

                               GENERAL INFORMATION

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The only shareholders entitled to vote at the Annual Meeting are the holders of record at the close of business on the Record Date. On the Record Date there were 13,544,277 outstanding shares of Existing Common Stock. Each outstanding share of Existing Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

The accompanying proxy card is designed to permit each shareholder of record on the Record Date to vote on the proposals described in this Proxy Statement. The proxy card provides space for a shareholder to: (a) vote for or against any proposal to be considered at the Annual Meeting; or (b) abstain from voting on any proposal if the shareholder chooses to do so. The Reverse Stock Split and the Amendment to the Company's Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Existing

Common Stock as of the Record Date, the affirmative vote or 6,772,141 shares or one vote more than 50% of the 13,544,277 shares of common stock outstanding.

The holders of a majority of the outstanding shares of Existing Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker nonvotes are considered for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker nonvotes will have the effect of a vote against the Reverse Stock Split and the related Amendment to the Company's Articles of Incorporation. Shareholders are urged to sign the accompanying form of proxy and return it promptly.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by proxies designated on the proxy card in accordance with the shareholder's instructions. The designated proxy for the shareholders is Sharon Hummerhielm. A shareholder desiring to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

If a signed proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in favor of all the proposals described in this Proxy Statement and, at the discretion of the designated proxies, on any other matter that may properly come before the Annual Meeting or any adjournment. The Company does not know of any business that will be presented for consideration at the Annual Meeting other than the

Reverse Stock Split and related Amendment. However, if any other business should come before the Annual Meeting, it is the intention of the designated proxies to vote on any such business in accordance with the recommendation of management.

Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company in writing at the Company's principal executive office, (ii) executing and delivering a subsequent proxy or (iii) personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
     The Company's Common Stock was traded on the New York and Pacific Stock Exchanges under the ticker symbol DLT. On April 6, 1994, both the New York and Pacific Stock Exchanges suspended the Company's Common Stock from trading and instituted procedures to delist the Company's Common Stock. On June 16, 1994, the Company's Common Stock was formally removed from listing and registration on the New York Stock Exchange. As of August 31, 1994, the Company's Common Stock was traded on a limited basis in the over-the-counter markets (on the bulletin board) under the symbol DLTA. The low and high bid quotation at which the stock was traded for the last completed eight calendar quarters is as follows:

Period                     Low              High

1st Quarter 2000           $0.19    $0.21
2nd Quarter 2000           $0.15    $0.25
3rd Quarter 2000           $0.18    $0.63
4th Quarter 2000           $0.14    $0.53
1st Quarter 2001           $0.16    $0.56
2nd Quarter 2001           $0.25    $0.45
3rd Quarter 2001           $0.25    $0.46
4th Quarter 2001           $0.25    $0.37
1st Quarter 2002           $0.25    $0.36
2nd Quarter 2002           $0.29    $0.34

     The Company has never paid cash dividends on its Common Stock. TheCompany's loan agreements contain certain restrictions which currently prohibit the Company from paying dividends on its Common Stock. The Board of Directors believes the cost savings associated with no longer being a public company will be approximately $95,000 a year.

A Reverse Stock Split of 500,000 for 1 is estimated to reduce the number of shareholders of record to two, based on March, 2002 records. See "Fairness of the Reverse Stock Split Proposal" below for a discussion of the determination of a fair price for fractional shares.

EXCHANGE OF CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES

If the shareholders approve the Reverse Stock Split, the Company will file the Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date the Certificate of Amendment is issued by the Secretary of State of the State of Delaware (the "Effective Date").

As soon as practicable after the Effective Date, each holder of an outstanding certificate theretofore representing Existing Common Stock will receive from

American Stock Transfer & Trust Company as the Company's transfer agent (the "Exchange Agent") instructions for the surrender of such certificate to the Exchange Agent. The instructions will include a Letter of Transmittal to be completed and returned to the Exchange Agent with such certificate. As soon as practicable after the surrender to the Exchange Agent of any certificate which represented shares of Existing Common Stock, together with a duly executed Letter of Transmittal and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificates have been issued, (i) certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Existing Common Stock represented by the surrendered certificate shall have been reclassified, and/or (ii) cash for fractional shares. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of Existing Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

For the purpose of determining ownership of Existing Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the stock records of the Company, regardless of the beneficial ownership of those shares. No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to the approval of the Reverse Stock Split represented any shares of Existing Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Existing Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders holding a number of shares of Existing Common Stock not evenly divisible by five hundred thousand, and shareholders holding less than five hundred thousand shares of Existing Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fraction of a share of New Common Stock by $200,000.00.

Approval of the Reverse Stock Split will require approval by a majority of the shares of Existing Common Stock that were outstanding on the Record Date.

Accordingly, the Reverse Stock Split will be approved if at least 6,772,141 shares of Existing Common Stock or one vote more than 50% of the 13,544,277 outstanding shares of existing Common Stock are voted in favor of the Reverse Stock Split.

CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS

         1. Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. If the Reverse Stock Split is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's common stock before or after the Reverse Stock Split.

If the Reverse Stock Split is approved, the Company's Articles of Incorporation will be amended to change the authorized common stock from the currently authorized 15,000,000 shares to 30 authorized shares. The Company will then have approximately 19 shares issued and outstanding, 11 shares authorized but unissued.

No commitments, plans, understandings or agreements have been made by the Board of Directors or the officers of the Company for use of the authorized but unissued stock.

If the Board of Directors issues additional shares of New Common Stock in the future, current shareholders may suffer dilution of their present interests in the Company, to the extent such future issuances do not involve the current shareholders of the Company.

         2. Financial Effect. The Reverse Stock Split and expenses related to the transaction will not have a material effect on the Company's Balance Sheet, Income Statement or Cash Flow.

The Reverse Stock Split will require a restatement of the Company's earnings per share and book value.

The total number of fractional shares to be purchased is estimated to be approximately 4,044,277 at a cost of approximately $1,617,711. The cost of the Reverse Stock Split transaction will come from the Company's available cash balances and from loans to be made by entities controlled by Mr. Antony Gram. Whether or not the loans will be made under the Company's additional Advance Promissory Note with Swan Development Corporation, as are the Company's other current loans, or through alternative financing where the term of the loan or loans and any plans or arrangements to repay the loan or loans have not been made, has not been determined.

         3. Effect on Market for Shares. The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Stock Split, if effected, 19 shares in the hands of two shareholders. As a result, there will be no market for the Company's shares.

         The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

         4.  Termination of Exchange Act  Registration of New Common Stock.  The

Reverse Stock Split proposal will affect the public registration of the New Common Stock with the SEC under the Exchange Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholder and to the SEC and would make certain provisions of the Exchange Act, such as proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, no longer applicable to the Company.

         With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the New Common Stock under the Exchange Act: (a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The receipt of New Common Stock solely in exchange for Existing Common Stock will not result in recognition of gain or loss to the shareholder. The adjusted tax basis of the shareholder's New Common Stock will be the same as the shareholder's adjusted tax basis in the Existing Common Stock. The holding period of New Common Stock received solely in exchange for Existing Common Stock will include the shareholder's holding in the Existing Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

APPRAISAL RIGHTS AND DISSENTER'S RIGHTS

No appraisal or dissenters' rights are available under the Act to shareholders who dissent from the Reverse Split. There may exist other rights or actions under Delaware Law or federal or state securities laws for shareholders who are aggrieved by the Reverse Split generally. Such causes of action are generally based on alleged breaches of directors' fiduciary responsibility or the adequacy of corporate disclosure.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following information as of August 23, 2002, is provided with respect to each director of the Company:

------------------------------------- ------------------------------------------

                                                                                                    Year First

Name and Age                          Principal Occupation and Other Information                  Elected Director
------------                          ------------------------------------------                  ----------------

------------------------------------- --------------------------------------------------------- --------------------
------------------------------------- --------------------------------------------------------- --------------------

Christel DeWilde, 39                  Financial  Analyst for Antony Gram since  February 1995.         1998
(b)(d)                                Prior  to  joining  Mr.  Gram,  Ms.  DeWilde  was  Chief
                                      Financial  Officerof the Sab Wabco Group,  Brussels
BeFrom May 1991 to December 1992, Ms. Degium from December 1992 to February W1995.  From May
                                      1991 to December 1992, Ms. Dewilde was audit manager for
                                      Marcel Asselberghs & Co.


------------------------------------- --------------------------------------------------------- --------------------
------------------------------------- --------------------------------------------------------- --------------------

George W. Fischer, 61                 Mr.  Fischer  is  retired.  From  1975  through  1995 he         1992
(a),(b),(c)                           served as President of H.E.C.  Fischer,  Inc., a closely
                                      held real estate company.

------------------------------------- --------------------------------------------------------- --------------------
------------------------------------- --------------------------------------------------------- --------------------

Antony Gram, 59                       Chairman of the Board of Directors  and Chief  Executive         1992
(a), (c), (d), (e)                    Officer  of  the   Company   since   July 13, 1994   and
                                      President  since October 2, 1998. For more than the past
                                      five  years,  Mr.  Gram has served as Managing Director
                                      of Gramyco,  a scaffolding company, based in Belgium.


------------------------------------- --------------------------------------------------------- --------------------
------------------------------------- --------------------------------------------------------- --------------------

Rudy Gram, 38                         Vice President,  Swan Development Corporation,  based in         1995
(a),(c), (e)                          St. Augustine, Florida.

------------------------------------- --------------------------------------------------------- --------------------
------------------------------------- --------------------------------------------------------- --------------------

Thomas B. McNeill, 67                 Retired  partner  of  Mayer,  Brown  &  Platt,  Chicago,         1975
(b),(d)                               Illinois.  The law  firm  of  Mayer,  Brown & Platt  has
                                      performed  legal  services on the Company's  behalf from
                                      1992 through the present.
------------------------------------- --------------------------------------------------------- --------------------

Current Committee Members & Affiliations:
         (a)      Member, Executive Committee.
         (b)      Member, Audit Committee.
         (c)      Member, Executive Compensation Committee.
         (d)      Member, Nominating Committee.
         (e)      Rudy Gram is the son of Antony Gram.

Additional Information Concerning the Board of Directors

         Currently, Directors DeWilde, McNeill and Rudy Gram receive a fee of $1,000 per month for services as a Director of the Company and are reimbursed for travel and related costs incurred with respect to committee and board meetings. Mr. Fischer receives a fee of $1,600 per month for services as a Director of the Company and as the Board's representative on the Management Committee; he is also reimbursed for travel and related costs incurred with respect to committee and board meetings. Mr. Antony Gram does not receive a monthly Director's fee; however, he is reimbursed for travel and related costs incurred with respect to committee and board meetings and other Company business activities.


     The Board of Directors has several standing committees: an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Nominating Committee.

         The Executive Committee, of which Antony Gram is Chairman, exercises certain powers of the Board of Directors during the intervals between meetings of the Board and met once during 2001.

         The Audit Committee, of which Mr. McNeill is Chairman, confers with the independent auditors of the Company and otherwise reviews the adequacy of internal controls, reviews the scope and results of the audit, assesses the accounting principles followed by the Company, and recommends the selection of the independent auditors. There were two meetings of the Audit Committee during 2001.

         The Executive Compensation Committee is chaired by Mr. Fischer, who serves on no similar committee of any other company. While the other members of the Committee, Messrs. Antony Gram and Rudy Gram, may serve together as directors of other companies, none serves as a member of any other compensation committee. The Committee reviews the methods and means by which management is compensated, studies and recommends new methods of compensation, and reviews the standards of compensation for management. In addition, the Executive Compensation Committee administers the Annual Executive Bonus Plan. No member of the Committee is eligible to participate in any of the Company's compensation and benefit plans. See "Compensation Committee Report." The Executive Compensation Committee held one meeting during 2001.

         The Nominating Committee, of which Mr. McNeill is Chairman, recommends to the Board of Directors nominees to fill additional directorships that may be created and to fill vacancies that may exist on the Board of Directors. There was one meeting of the Nominating Committee during 2001, held as part of a Board of Directors meeting. The Nominating Committee will consider nominees recommended by stockholders. Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information. Recommendations received by December 31, 2002 will be considered by the Nominating Committee for nomination at the 2003 Annual Meeting.

         During 2001, the Board of Directors held three meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served.

Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee (the "Committee") is composed of Mr. Fischer, Chairman, and Messrs. Antony Gram and Rudy Gram. Mr. Antony has served as Chairman of the Board and Chief Executive Officer of the Company, and thus, as an executive officer of the Company, since July 13, 1994. Additionally, Mr. Antony Gram is deemed to be the beneficial owner of 73.23% of the Company's Common Stock since he is the beneficial owner of Yasawa Holdings, N.V. ("Yasawa") (which holds 52.41% of the Common Stock of the Company as of March 15, 2002), as well as the holder of a majority equity interest in Wilbury International N.V., a Netherlands Antilles corporation ("Wilbury"), which owns all of the issued and outstanding stock of Selex International B.V. ("Selex") (which holds 20.82% of the Common Stock of the Company as of March 15, 2002). See "Ownership of Voting Securities of the Company."

     Mr. Rudy Gram, a member of the Committee, a member of the Board of Directors and a candidate for re-election to the Board of Directors, is the son of Mr. Antony Gram. See "Ownership of Voting Securities of the Company."

         From June 19, 1992 through March 1999, the Company had entered into loan agreements with Selex International B.V., a Netherlands corporation ("Selex"), Yasawa Holdings, N.V., a Netherlands Antilles Corporation ("Yasawa"), Swan Development Corporation ("Swan") and related parties, including Scafholding B.V. ("Scafholding"). Since December, 1992, the Company has been dependent on loans and advances from Selex, Yasawa, Swan and their affiliates in order to meet its working capital requirements.

         Indebtedness under various purchase money mortgages and loan agreements is collateralized by substantially all of the Company's assets, including stock of certain wholly-owned subsidiaries. The Company's outstanding debt to Yasawa is secured by a first lien on the Company's receivables and a mortgage on all of the Company's property; and the Company's outstanding debt to Swan is secured by a second lien on the Company's receivables.

     The Company's outstanding debt to Yasawa as of March 31, 2002 was $3,900,000. The terms of repayment of the restructured Yasawa loan provide for monthly payments of principal in the amount of $100,000 payable monthly in cash or with contracts receivable at 100% of face value, with recourse. Interest accrues on the declining balance at the prime rate, adjusted semi-annually to equal the prime rate then in effect. From January 2002 to March 31, 2002, the interest rate on outstanding debt was 4.75%, which was the prime rate. Yasawa and Scafholding have not required the Company to make interest payments since September 1, 1998. Yasawa and Scaffolding did not require the Company to make interest payments since September 1, 1998. As of March 31, 2002, the total amount of interest accrued is approximately 1,504,000 , which is included in accrued expenses.

         From October 9, 1998 through the  present,  Swan  continued to loan the
Company  funds  to  meet  its  working  capital   requirements.   The  Company's
outstanding debt to Swan was $6,634,000 as of March 31, 2002. The Company signed a promissory note to Swan in March 1999 which provides that funds advanced by Swan will be paid back by the Company monthly in contracts receivables at 90% of face value, with recourse. There is no interest for the first six months after an advance of money is received from Swan by the Company. Currently the interest rate is the prime rate, adjusted semi-annually to equal the prime rate then in effect. Each time an advance is made, a supplemental note is signed. The amount of each monthly payment will vary and will be dependent upon the amount of contracts receivable in the Company's portfolio, excluding contracts receivable held as collateral for prior receivable sales. Pursuant to the terms of the promissory note, the Company is required to transfer to Swan monthly as debt repayment all current contracts receivable in the Company's portfolio in excess of the aggregate sum of $500,000. Funds advanced by Swan were used by the Company to meet the Company's working capital requirements. From January 2002 to March 31, 2002, the interest rate on the outstanding debt was 4.75%, which was the prime rate. As of March 31, 2002, the total amount of interest accrued is approximately $ 642,000, which is included in accrued expenses.


      For 2002 and 2001, the Company recorded interest expense for the first six months of each loan advance from Swan that is non-interest bearing at the prime rate. Since the interest is not paid to Swan, the amount calculated is recorded as a capital contribution increase to capital surplus. For the first three months of 2002, the Company recorded interest expense and a capital contribution in the amount of approximately $75,000.

         In the future, if the Company elects to do so, Yasawa and Scafholding have agreed to purchase contracts receivable at 65% of face value, with recourse. The Company has an agreement with Swan whereby Swan may loan the Company funds to be repaid with contracts receivable at 90% of face value, with recourse.

Executive Officers of the Company

         The table below sets forth the executive officers of the Company as of September 5, 2002 (officers, not assistant officers, compensated in excess of $40,000 in 2001 and the Chairman of the Board), their ages and their principal occupations during the past five years. Each has been appointed to serve in the capacities indicated until their successors are appointed and qualified, subject to their earlier resignation or removal by the Board of Directors.

                                                                 Principal Occupation

       Name and Age                                           During the Past Five Years

Antony Gram, 59..............................        Chairman  of  the  Board  of  Directors  and  Chief  Executive Officer of the
                                                     Company  since  July 13, 1994  and  President  since  October 2, 1998.  For more than the past  five  years,  Mr.  Gram has  served as  Managing Director of Gramyco, a scaffolding company, based in Belgium.


Sharon J. Hummerhielm, 52...........                 Mrs.  Hummerhielm  joined the Company in March 1975.  She was appointed
                                                     Executive  Vice  President  and  Corporate  Secretary  on October 2, 1998 after having served as Vice President-  Administration and Corporate  Secretary since
                                                     May 1995 and Vice President - Administration prior to that time.


                             EXECUTIVE COMPENSATION

         Due to the Company's liquidity situation, Antony Gram has served as Chairman of the Board, Chief Executive Officer and President of the Company without compensation. The Securities and Exchange Commission's rules on executive compensation disclosure require, however, that the Summary Compensation Table which appears below, depict the compensation for the past three years of the Company's chief executive officer and its four most highly compensated executive officers whose annual salary and bonuses exceed $100,000. Accordingly, the table set forth below, discloses the annual compensation paid to Antony Gram (Chairman of the Board, Chief Executive Officer and President) and Sharon Hummerhielm (Executive Vice President and Corporate Secretary) for the three years ended December 31, 2001.


Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------

                           Annual                                  Long Term
                                 -
                           Compensation                            Compensation

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

                                                                         Awards                            Payouts
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

     Name and      Fiscal     Salary      Bonus ($)  Other Annual   SARs/Restricted   Stock    LTIP       All Other
Principal Position  Year        ($)                  Compensation     Stock Awards    Options  Payouts  Compensation
                                                          (a)                           (#)                  ($)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Antony Gram,        2001        --           --           --               --            --       --         --
Chairman of the     2000        --           --           --               --            --       --         --
Board , President   1999        --           --           --               --            --       --         --
& CEO

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Sharon J.          2001      $122,947        --           --               --            --       --         --
Hummerhielm        2000      $122,939    $10,245(b)       --               --            --       --         --
Exec.VP&           1999      $112,500    $22,500(b)       --               --            --       --         --
Corporate Sec'y

----------------------------------------------------------------------------------------------------------------------

     (a) In accordance with the rules of the Commission, amounts totaling less than the lower of $50,000 or 10% of the total annual salary and bonus have been omitted.

     (b) Ms. Hummerhielm was awarded a bonus of $10,245 in 2000, which was not paid until January 2001; $22,500 in 1999, which was not paid until January, 2000.

Employment Contracts

         One executive officer, Mrs. Hummerhielm, is employed pursuant to an employment agreement which provides that if her employment is terminated due to death, payment of compensation to her beneficiary continues for six months and, if employment is otherwise terminated by the Company without cause (defined as gross misconduct), she is entitled to receive one year's compensation, payable in twenty-four equal semi-monthly installments. For purposes of this agreement, compensation includes salary, car allowances, vacation pay, fringe benefits, benefit plans, perquisites and other like items.

                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

         It is the goal of the Company and this Committee to align all compensation, including executive compensation, with business objectives and both individual and corporate performance, while simultaneously attracting and retaining employees who contribute to the long-term success of the Company. The Company attempts, within its resources, to pay competitively and for performance and management initiative, while striving for fairness in the administration of its compensation program. The Compensation Committee is composed of Antony Gram, Rudy Gram and George W. Fischer, who acts as chairman.

Executive Compensation Program

         It has long been the policy of the Company to encourage and enable employees upon whom it principally depends to acquire a personal proprietary interest in the Company. In prior years, the total executive compensation program of the Company consisted of both cash and equity-based compensation and was comprised of three key elements: salary, an annual bonus and a long term incentive plan.

         Salary

         Salaries paid to officers (other than the Chief Executive Officer and President) are based upon the Committee's review of the nature of the position, competitive salaries and the contribution, experience and Company tenure of the officer. Salaries (if any) paid to the Chief Executive Officer and President are determined by the Committee, subject to ratification by the Board of Directors and are based upon the Committee's subjective evaluation of contributions to the Company, performance and salaries paid by competitors to their Chief Executive Officer and President. Since January 1999, Mrs. Hummerhielm, and two other assistant officers were granted salary increases.

         Annual Bonus

         Although the Company's liquidity situation has required the Company to limit the awarding of bonuses to only certain limited instances, it is the intention of the Committee that an executive's annual compensation consist of a base salary and an annual bonus. All officers and managerial employees of the Company (except those who are otherwise entitled to receive additional compensation) will be considered by the Compensation Committee for a bonus. Such bonuses are earned based upon the success of the Company, or of the subsidiary or division for which the individual is responsible, in achieving its goals. Their were no bonuses awarded to, earned by, or paid to, any officer of the Company during or in respect to 2001.

         Long Term Incentive Program

         Presently, there are no long-term cash and equity incentives provided through any Stock Plan. The previous Stock Plan terminated, pursuant to its terms, on December 31, 1996.

         Chief Executive Officer Compensation

         Since July 13, 1994, Antony Gram has served as Chairman of the Board and Chief Executive Officer of the Company. In October 1998, he was also appointed to the position of President. Mr. Gram has been responsible for resolving the problems facing the Company and developing an alternative business plan to enable the Company to continue as a going concern. During the process of resolving such difficulties and developing such plan, Mr. Gram has agreed to serve without compensation, with the understanding that all ordinary, necessary and reasonable expenses incurred by him in the performance of his duties, including travel and temporary living expenses, will be reimbursed by the Company and with the further understanding that the Committee and the Board will thereafter consider establishing an appropriate salary to be paid him for his services.

         Compliance With Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other mostly highly compensated executives officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation currently paid to the Company's Chief Executive Officer and highly compensated executive officers does not approach the $1,000,000 threshold, and the Company does not anticipate approaching such threshold in the foreseeable future. Nevertheless, the Company intends to take the necessary action to comply with the Code limitations.

         Future Compensation Trends

         The Committee anticipates undertaking a review of all compensation programs and policies of the Company, and making appropriate modifications and revisions, in conjunction with the Company's development of future business plans.

                  OWNERSHIP OF VOTING SECURITIES OF THE COMPANY

         Based upon information furnished to the Company or contained in filings made with the Commission, the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Yasawa (52.41%), Selex (20.82%) and Antony Gram, through his holdings in Selex and Yasawa (73.23%).

         All of the issued and outstanding stock of Selex, Gerrit van den Veenstraat 70, Amsterdam, The Netherlands, is owned by Wilbury a majority of which is, in turn, owned by

Antony Gram. Antony Gram, Chairman of the Board of Directors, Chief Executive Officer and President of the Company. As the largest shareholder of Wilbury, holding a majority equity interest in that corporation, is treated as the beneficial owner of all of the Company's Common Stock held by Selex. In addition, Mr. Gram beneficially owns Yasawa. Since Yasawa is the direct owner of 7,098,975 shares of the Common Stock of the Company, and Selex is the direct owner of 2,820,066 shares of the Common Stock of the Company, Mr. Gram is deemed to be the beneficial owner of an aggregate of 9,919,041 shares of Common Stock of the Company (73.23%).

         The following table sets forth information, as of September 5, 2002, concerning the beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table (the "Summary Compensation Table") and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                                       Amount and Nature                Percent

                                                     of Beneficial Ownership            of Class

Current Directors and/or Nominees:
         George W. Fischer........................     35,000 - Direct                       *
         Antony Gram ........................       9,919,041 - Indirect                   73.23%
         Rudy Gram........................            324,378 - Direct                      2.39%
         Thomas B. McNeill .......                        200 - Direct                       *
         Christel DeWilde.................                -0-                                *

Current Executive Officers named in Summary
   Compensation Table:

         Antony Gram..............................  9,919,041 - Indirect                   73.23%
         Sharon J. Hummerhielm........                    200 - Direct                       *

All executive officers and directors as a group,
  consisting of 7 persons (including those
  listed above)...........................         10,278,819                              75.89%

         *        Represents holdings of less than 1%.

         Based upon information furnished to the Company or contained in filings made with the Commission, the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Yasawa (52.41%), Selex (20.82%) and Antony Gram, through his holdings in Selex and Yasawa (73.23%).

     Mr. Rudy Gram, a member of the Board of Directors is the son of Mr. Antony Gram.

         From June 19, 1992 through March 1999, the Company had entered into loan agreements with Selex International B.V., a Netherlands corporation ("Selex"), Yasawa Holdings, N.V., a Netherlands Antilles Corporation ("Yasawa"), Swan Development Corporation ("Swan") and related parties. Since December, 1992, the Company has been dependent on loans and advances from Selex, Yasawa, Swan and their affiliates in order to meet its working capital requirements.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         The Securities Exchange Act of 1934 requires the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission. Under the
Section 16(a) rules, the Company is required to disclose in this Proxy Statement any failure to file such required reports by their prescribed due dates.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements were satisfied.

                             APPOINTMENT OF AUDITORS

     The Board of Directors recommends that the stockholders appoint James Moore & Co., P.L. as auditors of the financial statements of the Company for the fiscal year ending December 31, 2002, subject to the discretion of the Board. If the stockholders do not vote for such appointment, the Board of Directors will reconsider the appointment of such auditors. If James Moore & Co., P.L. are unable to serve, or the Board, in its discretion, determines that it is in the best interest of the Company that such accountants do not serve as auditors of the financial statements of the Company, the Board shall appoint other auditors to replace James Moore & Co., P.L.

     Representatives of James Moore & Co., P.L. will attend the meeting and will be given the opportunity to make a statement at the meeting if they desire to do so. Such representatives will be available during appropriate portions of the meeting to respond orally to appropriate questions.


                         PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the only business which the management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation.

                FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

A copy of the Company's Annual Report to Stockholders for fiscal 2001 and the Company's Form 10-Q for the quarter ended March 31, 2002 (File No. 002-27157)

are incorporated herein by reference. They are available for review from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

                            PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the next Annual Meeting should be received by The Deltona Corporation, 8014 SW 135th Street Road, Ocala, FL 34473, no later than December 31, 2002, in order to be considered for inclusion in the Company's 2003 Annual Meeting Proxy Statement.

                              AVAILABLE INFORMATION

The Company is subject to the information requirements of the Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the regional office of the SEC located at Suite 1400, Citicorp
Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

                                   By order of the Board of Directors

                                   /s/ Sharon J. Hummerhielm

                                   Executive Vice President and
                                   Corporate Secretary

_________________, 2002

                                                Exhibit 1
                               Miller Advisory Corp. Opinion

                            [Miller Advisory Corp. Letterhead]


March 5, 2002

Board of Directors
The Deltona Corporation

999 Brickell Avenue, Suite 700
Miami, FL  33131

Members of the Board of Directors:

You have advised Miller Advisory Corp. ("Miller Advisory") that the Board of Directors of The Deltona Corporation ("Deltona") has authorized a 1-for-500,000 reverse split of its outstanding common shares, in which fractional shares would be purchased by Deltona at a rate of $.40 per pre-split share. As a result of the Reverse Stock Split and Purchase of Fractional Shares (the "Transaction"), the shares of all but two shareholders would be purchased by Deltona.

You have asked Miller Advisory to express an opinion as to whether or not involving Deltona and shareholders of Deltona owning fewer than 500,000 common shares ("Shareholders") is fair from a financial point of view, solely in their capacity as Shareholders.

In the preparation of this opinion, Miller Advisory has reviewed certain publicly available financial and non-financial information as well as certain financial and non-financial information not publicly available relating to Deltona in general and the Transaction in particular, all of which was supplied by Deltona. Miller Advisory has assumed this information to be accurate and does not bear any responsibility for its accuracy. Miller Advisory has not audited, nor has it been asked to audit, any of the Deltona financial information. Miller Advisory has discussed with management of Deltona current operations and future prospects of the Company. In addition, Miller Advisory has, where appropriate, considered information in published sources believed to be reliable, but of which it does not guarantee the accuracy. It has also reviewed a trading history of Deltona shares.

The opinion expressed herein is provided solely for your benefit in connection with the proposed Transaction.

Based upon and subject to, but not limited to, its review of the above, its experience, and other factors deemed relevant in its sole discretion, Miller Advisory's opinion is that as of this date the proposed Transaction is fair from a financial point of view to the Shareholders solely in their capacity as shareholders of Deltona.

Yours truly,

MILLER ADVISORY CORP.


Ronald L. Miller, President

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                             [Miller Advisory Corp. Letterhead]

March 5, 2002

Board of Directors
The Deltona Corporation

999 Brickell Avenue, Suite 700
Miami, FL  33131

Members of the Board of Directors:

In support for the Fairness Opinion of this date regarding the proposed Reverse Stock Split and Purchase of Fractional Shares (the "Transaction") involving The Deltona Corporation ("Deltona") and shareholders of Deltona owning fewer than 500,000 common shares ("Shareholders"), Miller Advisory Corp. ("Miller") has interviewed the following senior management of Deltona:

         Sharon J. Hummerhielm, Executive Vice President and Corporate Secretary John R. Battle, Treasurer

and reviewed the following:

         A.       Reports filed with the Securities and Exchange Commission

                  1.       Form 10-Q for Quarter Ending March 31, 2001

                  2.       Form 10-Q for Quarter Ending June 30, 2001

                  3.       Form 10-Q for Quarter Ending September 30, 2001

                  4.       Form 10-K for year Ending December 31, 2000

                  5.       Form 10-K for year Ending December 31, 1999

                  6.       2001 Proxy Statement and Annual Meeting Notice

                  7.       2000 Proxy Statement and Annual Meeting Notice

          B. Drafts of Reports to be filed with the Securities and Exchange Commission

                    1. Preliminary Proxy Statement for the special Meeting of Shareholders

               C. Historical Charts of Deltona Corporation Stock Performance and Activity

                  1.       One year ending December 10, 2001

                  ii.      Two years ending December 10, 2001

                  iii.     Three years ending December 10, 2001

                  iv       Four years ending December 10, 2001

                  v.       Five years ending December 10, 2001

         D. Insider and Form 144 Filings - Deltona Corp. (DLTA) August 22, 2000 - August 7, 2001

         E. A list of Deltona Corp. Stock Purchases by Rudy Gram September 30, 1996 - June 6, 2001

         F.       Consolidating Trial Balance Report
                  Ten months ending October 31, 2001

         G. The Deltona Corporation Financial and Sales Reports for December 2001 - June 2001

         H. The Deltona Corporation Depreciation Expense Report - December 31, 2000

         I.       Articles appearing in newspapers, and magazines:

                  1.       St. Petersburg Times, July 25, 2001

In considering the fairness of the transaction with regard to the Shareholders, Miller Advisory considered several factors, including the following:

          A. Liquidation Value. [move first paragraph to end of "A"] The problematic nature of Deltona's liquidation value is reflected in preliminary offers made to Deltona to purchase the remaining acreage of the Sunny Hills development. It is Miller Advisory's understanding that the real property labeled "Land and Land Improvements" in Deltona's financial statements represents the following: "Unimproved" land is primarily comprised of land which may not be resold because it is either undevelopable or is common or recreational area. Land in various stages of development includes the majority of the Sunny Hills development (12,536 undeveloped lots) and a portion of the Marion Oaks subdivision (2,071 undeveloped lots). These lots are generally undeveloped, requiring roads, drainage and the like. Before lots can be sold on the retail market, they must developed with roads and drainage. The value of the real property is shown at cost. The cost to develop these lots has been recognized by Deltona historically as $3,500 per lot. On this basis, the cost to develop the 12,536 undeveloped lots in the Sunny Hills development  would  be  $43,876,000  and  to  develop  the  2,071 undeveloped lots in the Marion Oaks subdivision would be $7,248,500. "Fully improved" land reflects these development costs. The Sunny Hills development has 685 developed lots and the Marion Oaks subdivision has 1,024 developed lots. Deltona also owns a negligible number of lots in other locations.

               It is our further understanding that the highest offer received for all of the remaining Sunny Hills lots was $10,500,000, a price acceptable to the Board of Directors, but the parties were unable to reach agreement regarding payment and other terms. Miller Advisory notes that a sale of the Sunny Hills asset for $10,500,000 would probably not have created a positive net worth of Deltona.

               Deltona's total debt exceeded its total assets by $8,318,000 as of December 31, 2000. While land inventory is reflected at cost, rather than fair market value, the value of all real estate in its present state and its effect on the overall liquidation value of Deltona is not clear especially in light of the scarcity of potential buyers and the costs to prepare for such an alternative. Thus, Miller Advisory has not given any weight to liquidation value of Deltona.

          B. Offers to Purchase Deltona. Miller Advisory is advised that Deltona has not received any firm offer to purchase substantially all assets of Deltona or to merge Deltona during the last five years.

          C. Going Concern Value of Deltona. Deltona's statements of consolidated cash flows as of December 31, 2000, and December 31, 2001, reflect that Deltona lacks sufficient cash flow to pay its operating obligations as they come due. Based on the December 31, 2001 Statements of Consolidated Cash Flows, any purchaser of Deltona as a going concern would be required to inject approximately $4,000,000 per year to maintain the business in its present state. In light of the financial requirements presented by Deltona's negative cash flow, and the development cost of its inventoried real property and the lack of any lender other than the Gram affiliates showing a willingness to fund the Company's needs, little weight was given to the going concern value of Deltona.

          D. Historic and Current Market Price in Deltona's Stock. In view of the above factors, Miller Advisory gave greatest consideration to the current and historic market value of Deltona's common stock, the value of which has averaged less than well under the $.40 per share over the last 60 months. It is also noted that the trading volume of Deltona's common shares was relatively thin. The total number of shares traded in 2001 was only 505,100 for the entire year; 714,300 for 2000; 757,500 for 1999; and 662,800 for 1998.
               Over this period, there are were weeks in which no shares of the stock were traded at all. A significant amount of the stock purchases were made by Rudy Gram. Without those purchases, the stock price most likely would have been far less.

I am available to augment or to clarify any of the above information, to answer any questions, or to generally assist the Board.

Yours truly,

MILLER ADVISORY CORP.


Ronald L. Miller, President


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